UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: September 19, 2018
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)     On July 30, 2018, the Board of Directors (the “Board”) of Chegg, Inc. (“Chegg”) determined it was in the best interests of Chegg and its stockholders to amend and restate Chegg’s Amended and Restated Bylaws, and by resolution authorized, approved and adopted amendments to the Amended and Restated Bylaws (the “Amended Bylaws”). The Amended Bylaws became effective immediately upon their adoption. The Amended Bylaws amend provisions that previously referenced only a chairperson of the Board and such provisions now reference co‑chairpersons of the Board. The Amended Bylaws also revise provisions relating to officers, the organization of stockholder meetings and a discretionary lead independent director position on the Board.

The foregoing description of the Amended Bylaws does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amended Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01    Other Events.

In conjunction with the adoptions of the Amended Bylaws, the Board appointed Richard Sarnoff to serve as Co‑Chairperson (together with the Company’s current Chairperson and Chief Executive Officer, Dan Rosensweig).

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Chegg, Inc., as amended on September 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: September 20, 2018